PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT
FLOW-THROUGH SHARES

TO:      KIRKLAND LAKE GOLD INC. (the “Company”)

Re: Purchase of ‘flow-through’ securities of the Company

Details of Subscription: The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from the Company, on the terms and conditions set forth herein and in the attached schedules, that number of ‘flow-through’ common shares in the capital of the Company (the “Shares”) set out below at a price of $4.50 per Share. The securities subscribed for in this Agreement form part of a larger private placement (the “Private Placement”) of an aggregate of up to 555,500 ‘flow-through’ shares.

Number to be purchased:	________________________________________‘Flow-through’ Shares

Total Subscription Price:	CDN$ __________________________________________________
(CDN$ 4.00 per Unit)	(the “Subscriber’s Contribution”)
(In BC and AB the minimum is CDN$ 97,000 unless the Subscriber is an accredited investor or a close personal friend, close business associate or relative of or is a director or senior officer of the Company)

Name of Subscriber:	________________________________________

Address:	________________________________________
(Street Address)

________________________________________
(City and Province or State)

________________________________________
(Country and Postal or Zip Code)

________________________________________
(Telephone Number)

________________________________________
(e-mail Address)

Social Insurance Number: (If Subscriber is an individual)	________________________________________

Business Identification Number: (If Subscriber is not an individual)	________________________________________

If the Subscriber is purchasing as an agent and is not purchasing the Shares for its own account or one or more accounts that are fully managed by it but is purchasing them on behalf of certain principals for which it is acting as agent, then each such principal is described below:

Name: _____________________________________	Name: ______________________________________

Address: _____________________________________	Address: ______________________________________
(Street Address)	(Street Address)

_____________________________________	______________________________________
(City and Province / State)	(City and Province / State)

_____________________________________	______________________________________
(Country and Postal / Zip Code)	(Country and Postal / Zip Code)

Complete the following registration and delivery instructions, if applicable.
Registration Instructions:
If the certificate(s) representing the securities are to be registered in other than the name of the Subscriber.

Name:       _____________________________________

Address: ______________________________________
                  (Street Address)
                  _____________________________________

                  _____________________________________
                  (City and Province / State)

                  _____________________________________
                  (Country and Postal / Zip Code)

Delivery Instructions:
If the certificate(s) representing the securities are to be delivered to someone other than the Subscriber.

Name:      _____________________________________

Contact Name: _________________________________

Telephone No.: _________________________________

Address: ______________________________________
                  (Street Address)
                  _____________________________________

                  _____________________________________
                  (City and Province / State)

                  _____________________________________
(Country and Postal / Zip Code)

IN WITNESS WHEREOF the Subscriber has executed, or caused its duly authorized representative to execute, this Agreement the ______ day of ______________________, 2005

Signature of Subscriber (if an individual)		Name of Subscriber (if not an individual)

Per:
Name of Subscriber (if an individual)		(signature of authorized representative)

Name & Title of Authorized Representative

Subscribers must also complete and sign

  Schedule I (Confirmation of Relationship), if the Subscriber is NOT an accredited investor but is a director, senior officer or control person of the Company or a close personal friend, close business associate, spouse, parent, grandparent, sibling or child of a director, senior officer or control person of the Company resident in British Columbia or Alberta

  Schedule II (BC or Alberta Accredited Investor Confirmation), if the Subscriber is an accredited investor resident in British Columbia or Alberta

  Schedule III (Ontario Accredited Investor Confirmation), if the Subscriber is an accredited investor resident in Ontario

ACCEPTANCE

The foregoing is accepted and agreed to as of the ___________day of _________________________________, 2005

KIRKLAND LAKE GOLD INC.

Per:  ______________________________
         Authorized Signatory

SCHEDULE I

CONFIRMATION OF RELATIONSHIP

(For Subscribers who are NOT accredited investors
but ARE Directors, Senior Officers, Control Persons and Founders
or their Close Personal Friends, Close Business Associates and Relatives
resident in British Columbia or Alberta)

The Subscriber represents and warrants to the Company that the Subscriber has read the following definitions from Multilateral Instrument 45-103 Capital Raising Exemptions and certifies that the Subscriber has the relationship(s) to the Company or its directors, senior officers or control persons by virtue of the Subscriber being:

(initial one or more as applicable)

_______	(a)	a director, senior officer or control person of the Company, or of an affiliate of the Company;

_______	(b)	a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Company, or of an affiliate of the Company;

_______	(c)	a parent, grandparent, brother, sister or child of the spouse of a director, senior officer or control person of the Company, or of an affiliate of the Company;

_______	(d)	a close personal friend of a director, senior officer or control person of the Company, or of an affiliate of the Company;

_______	(e)	a close business associate of a director, senior officer or control person of the Company, or of an affiliate of the Company;

_______	(f)	a founder of the Company or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Company;

_______	(g)	a parent, grandparent, brother, sister, child of the spouse of a founder of the Company;

_______	(h)	a person or company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies described in paragraphs (a) to (g); or

_______	(i)	a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in paragraphs (a) to (g).

and if (b), (c), (d), (e), (f), (g), (h) or (i) is initialled the director, senior officer, control person or founder is:

_______________________________________________________________________
(Print name of director, senior officer, control person or founder)

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The foregoing representations and warranties are true an accurate as of the date of this certificate and will be true and accurate as of Closing. If any such representations and warranties shall not be true and accurate prior to Closing, the Subscriber shall give immediate written notice of such fact to the Company.

For the purposes hereof, the following definitions are included for convenience:

(a)

“close business associate” means an individual who has had sufficient prior business dealings with the director, senior officer or control person to be in a position to assess the capabilities and trustworthiness of the director, senior officer or control person.

A casual business associate or a person introduced or solicited for the purpose of purchasing securities is not a close business associate. An individual is not a close business associate solely because the individual is a client or former client. For example, an individual is not a close business associate of a registrant or former registrant solely because the individual is a client or former client of that registrant or former registrant.

The relationship between the Subscriber and the director, senior officer or control person must be direct. For example, the exemption is not available for a close business associate of a close business associate of a director, senior officer or control person.

(b)

“close personal friend” means an individual who has known the director, senior officer or control person for a sufficient period of time to be in a position to assess the capabilities and trustworthiness of the director, senior officer or control person.

An individual is not a close personal friend solely because

the individual is a member of the same organization, association or religious group, or the individual is a client or former client.

The relationship between the Subscriber and the director, senior officer or control person must be direct. For example, the exemption is not available for a close personal friend of a close personal friend of the director, senior officer or control person.

(c)	“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization.

(d)	“control person” means

(i)	a person who holds a sufficient number of the voting rights attached to all outstanding voting securities of the Company to affect materially the control of the Company, or

(ii)	each person in a combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a

I-3

sufficient number of the voting rights attached to all outstanding voting securities of the Company to affect materially the control of the Company and, if a person or combination of persons holds more than 20% of the voting rights attached to all outstanding voting securities of the Company, the person or combination of persons is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the Company.

(e)	“founder” means a person or company who,

(i)

acting alone, in conjunction or in concert with one or more other persons or companies, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the Company, and

(ii) at the time of the proposed trade, is actively involved in the business of the Company.

(f)	“person” means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative.

(g)

“spouse” means, in relation to an individual, another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage.

DATED at _________________________________on ________________________________________, 2005

Name of Subscriber - please print

Authorized Signature

Official Capacity - please print

Please print name of individual whose signature appears above, if different from name of Subscriber printed above

SCHEDULE II

ACCREDITED INVESTOR CONFIRMATION

( For accredited investors resident in British Columbia or Alberta)

The Subscriber represents and warrants to the Company that the Subscriber has read the following definition of an “accredited investor” from Multilateral Instrument 45-103 Capital Raising Exemptions and certifies that the Subscriber is an accredited investor by virtue of falling into one or more of the categories indicated below:

(initial as appropriate)

_______	(a)	a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

_______	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

_______	(c)	an association under the Cooperative Credit Associations Act (Canada) located in Canada or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act;

_______	(d)

a subsidiary of any person or company referred to in paragraphs (a) to (c), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

_______	(e)

a person or company registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

_______	(f)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person or company referred to in paragraph (e);

_______	(g)	the government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the government of Canada or a jurisdiction of Canada;

_______	(h)	a municipality, public board or commission in Canada;

_______	(i)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

_______	(j)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

_______	(k)

an individual who, either alone or jointly with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CDN$ 1,000,000;

_______	(l)

an individual whose net income before taxes exceeded CDN$ 200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded CDN$ 300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year;

_______	(m)

a person or company, other than a mutual fund or non-redeemable investment fund, that, either alone, or with a spouse, had net assets of at least CDN$ 5,000,000, and unless the person or company is an individual, that amount is shown on its most recently prepared financial statements;

_______	(n)	a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors;

_______	(o)

a mutual fund or non-redeemable investment fund that, in the local jurisdiction, is distributing or has distributed its securities under one or more prospectuses for which the regulator has issued receipts;

_______	(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, trading as a trustee or agent on behalf of a fully managed account;

_______	(q)

a person or company trading as agent on behalf of a fully managed account if that person or company is registered or authorized to carry on business under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction as a portfolio manager or under an equivalent category of adviser or is exempt from registration as a portfolio manager or the equivalent category of adviser;

_______	(r)

a registered charity under the Income Tax Act (Canada)that, in regard to the trade, has obtained advice from an eligibility adviser or other adviser registered to provide advice on the securities being traded;

_______	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (e) and paragraph (j) in form and function; or

_______	(t)

a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are accredited investors.

The foregoing representations and warranties are true an accurate as of the date of this certificate and will be true and accurate as of Closing. If any such representations and warranties shall not be true and accurate prior to Closing, the Subscriber shall give immediate written notice of such fact to the Company.

For the purposes hereof, the following definitions are included for convenience:

(a)	“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization.

(b)	“entity” means a company, syndicate, partnership, trust or unincorporated organization.

(c)	“financial assets” means cash and securities.

(d)

“fully managed account” means an account for which a person or company makes the investment decisions if that person or company has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(e)

“mutual fund” includes an issuer of securities that entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of securities.

(f)	“non-redeemable investment fund” means an issuer:

(i) whose primary purpose is to invest money provided by its securityholders;

(ii) that does not invest for the purpose of exercising effective control, seeking to exercise effective control, or being actively involved in the management of the issuers in which it invests, other than other mutual funds or non-redeemable investment funds; and

(ii) that is not a mutual fund.

(g)	“person” means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative.

(h)	“related liabilities” means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets.

(i)

“spouse” means, in relation to an individual, another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage.

In Multilateral Instrument 45-103 a person or company is considered to be an “affiliated entity” of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

“controlled” by a person or company if,

(a)	in the case of a person or company,

(i)

voting securities of the first-mentioned person or company carrying more than 50% of the votes for the election of directors are held, otherwise than by way of securities only, by or for the benefit of the other person or company; and

	(ii)	the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned person or company;

(b)	in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned person or company holds more than 50% of the interests in the partnership; or

(c)	in the case of a limited partnership, the general partner is the second-mentioned person or company.

a “subsidiary entity” of another person or company if:

(a)	it is controlled by,

	(i)	that other, or

	(ii)	that other and one or more persons or companies each of which is controlled by that other, or

	(iii)	two or more persons or companies, each of which is controlled by that, or

(b)	it is a subsidiary entity of a person or company that is the other’s subsidiary entity.

DATED at _________________________________on ________________________________________, 2005

Name of Subscriber - please print

Authorized Signature

Official Capacity - please print

Please print name of individual whose signature appears above, if different from name of Subscriber printed above

SCHEDULE III

ACCREDITED INVESTOR CONFIRMATION

(For accredited investors resident in Ontario)

The Subscriber represents and warrants that the Subscriber has read the following definition of an “accredited investor” from Ontario Securities Commission Rule 45-501 Exempt Distributions and certifies that the Subscriber is an accredited investor by virtue of falling into one or more of the categories as indicated below:

(initial as appropriate)

_______	(a)	a bank listed in Schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in Schedule III of that Act;

_______	(b)	the Business Development Bank incorporated under the Business Development Bank Act (Canada);

_______	(c)

a loan corporation or trust corporation registered under the Loan and Trust Corporations Act or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

_______	(d)

a co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada;

_______	(e)	a company licensed to do business as an insurance company in any jurisdiction;

_______	(f)	a subsidiary of any company referred to in paragraph (a), (b), (c), (d) or (e), where the company owns all of the voting shares of the subsidiary;

_______	(g)	a person or company registered under the Securities Act (Ontario) or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

_______	(h)	the government of Canada or of any jurisdiction, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

_______	(i)	any Canadian municipality or any Canadian provincial or territorial capital city;

_______	(j)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof;

_______	(k)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

III - 2

_______	(l)	a registered charity under the Income Tax Act (Canada);

_______	(m)

an individual who beneficially owns, or who together with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CDN$ 1,000,000;

_______	(n)

an individual whose net income before taxes exceeded CDN$ 200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded CDN$ 300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

_______	(o)

an individual who has been granted registration under the Securities Act (Ontario) or securities legislation in another jurisdiction as a representative of a person or company referred to in paragraph (g), whether or not the individual 's registration is still in effect;

_______	(p)	a promoter of the Company or an affiliated entity of a promoter of the Company;

_______	(q)	a spouse, parent, grandparent or child of an officer, director or promoter of the Company;

_______	(r)

a person or company that, in relation to the Company, is an affiliated entity or a person or company referred to in clause (c) of the definition of distribution in subsection 1(1) of the Securities Act (Ontario);

_______	(s)	an issuer that is acquiring securities of its own issue;

_______	(t)

a company, limited liability company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least CDN$ 5,000,000 as reflected in its most recently prepared financial statements;

_______	(u)	a person or company that is recognized by the Ontario Securities Commission as an accredited investor;

_______	(v)	a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors;

_______	(w)

a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director of the Ontario Securities Commission or if it has ceased distribution of its securities, has previously distributed securities in this manner;

_______	(x)	a fully managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund;

III - 3

_______	(y)

an account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada) or under comparable legislation in any other jurisdiction;

_______	(z)	an entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs (a) through (g) and paragraph (k) in form and function; or

_______	(aa)	a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

The foregoing representations and warranties are true an accurate as of the date of this certificate and will be true and accurate as of Closing. If any such representations and warranties shall not be true and accurate prior to Closing, the Subscriber shall give immediate written notice of such fact to the Company.

For the purposes hereof, the following definitions are included for convenience:

(a)	“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

(b)	“entity” means a company, syndicate, partnership, trust or unincorporated organization;

(c)	“financial assets” means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario);

(d)

“managed account” means an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client’s express consent to a transaction;

(e)

“mutual fund” includes an issuer of securities that entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of securities;

(f)	“non-redeemable investment fund” means an issuer:

(i) whose primary purpose is to invest money provided by its securityholders;

(ii)

that does not invest for the purpose of exercising effective control, seeking to exercise effective control, or being actively involved in the management of the issuers in which it invests, other than other mutual funds or non-redeemable investment funds; and

(iii) that is not a mutual fund;

III - 4

(g)	“person” means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative;

(h)	“portfolio adviser” means:

(i) a portfolio manager;

(ii)

a broker or investment dealer exempted from registration as an adviser under subsection 148(1) of the regulation made under the Securities Act (Ontario) if that broker or investment dealer is not exempt from the by-laws or regulations of The Toronto Stock Exchange or the Investment Dealers’ Association of Canada referred to in that subsection;

(i)	“related liabilities” means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets;

(j)

“spouse”, in relation to an individual, means another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage;

In Ontario Securities Commission Rule 45-501 a person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

In Ontario Securities Commission Rule 45-501 a person or company is considered to be

“controlled” by a person or company if,

(a)	in the case of a person or company,

(i)

voting securities of the first-mentioned person or company carrying more than 50 percent of the votes for the election of directors are held, otherwise than by way of securities only, by or for the benefit of the other person or company; and

(ii) the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned person or company;

(b)	in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned person or company holds more than 50 percent of the interests in the partnership; or

(c)	in the case of a limited partnership, the general partner is the second-mentioned person or company.

III - 5

a “subsidiary entity” of another person or company if:

(a)	it is controlled by,

	(i)	that other, or

	(ii)	that other and one or more persons or companies each of which is controlled by that other, or

	(iii)	two or more persons or companies, each of which is controlled by that, or

(b)	it is a subsidiary entity of a person or company that is the other’s subsidiary entity.

DATED at _________________________________on ________________________________________, 2005

Name of Subscriber - please print

Authorized Signature

Official Capacity - please print

Please print name of individual whose signature appears above, if different from name of Subscriber printed above

SCHEDULE IV

TERMS & CONDITIONS

1.      Description of Transaction and Securities

The Company has certain interests in mineral resource properties situated in Canada (collectively the “Properties”) and its principal business is exploring for or mining minerals. The Company intends to carry out one or more exploration programs (the “Exploration Program”) on the Properties from or above the surface of the earth to determine the existence, location, extent and quality of the mineral resources located therein that is:

(a)	a base or precious metal deposit; or

(b)	a mineral deposit in respect of which

	(i)	the principal mineral extracted is ammonite, calcium choride, diamond, gemstone, gypsum, halite, kaolin, silica that is extracted from sandstone or quarzite, or sylvite, or

	(ii)	the federal Minister of Natural Resources has certfied that the principal mineral extracted is an industrial mineral contained in a non-bedded deposit,

and which Exploration Program does not include:

(c)	trenching, if one of the purposes of the trenching is to carry out preliminary sampling;

(d)	digging test pits; or

(e)	preliminary sampling,

other than Permitted Sampling. For the purposes hereof, “Permitted Sampling” means the collecting and testing of samples in respect of any mineral deposit other than the collecting or testing of a sample:

(f)	that, at the time it is collected, weighs more than 15 tonnes; or

(g)

where the total weight of all previous samples (excluding samples each weighing less than one tonne) collected from the same deposit in that calendar year by the Company, any partnership of which the Company is a partner or any combination of the Company and any such partnership exceeds 1,000 tonnes.

The Subscriber has agreed to partially fund the Exploration Program by purchasing, on a private placement basis, ‘flow-through’ common shares in the capital of the Company (collectively the “Shares” or “Securities”). The Company has agreed to apply the purchase funds to be provided by the Subscriber and others towards carrying out the Exploration Program and to renounce the expenditures associated therewith to the Subscriber and others in accordance with the terms of this Agreement.

The Securities will be subject to concurrent restricted resale (hold) periods imposed by Multilateral Instrument 45-102 Resale of Securities of the Canadian Securities Administrators (the “Resale Instrument”) and the policies of the Toronto Stock Exchange (the “Exchange”) during which they may be resold only in compliance with the Resale Instrument and the Exchange’s policies. Such restricted resale periods will expire at 11:59 p.m. on the four month anniversary the Closing Date (as defined in paragraph 4). Subscribers are advised to consult their own legal advisers in connection with any applicable resale restrictions.

2.      Payment of Subscriber’s Contribution

The Subscriber shall pay the Subscriber’s Contribution to the Company by money order, certified cheque or bank draft payable to the Company prior to the Closing Date. Following the Closing (as defined in paragraph 4) the Company will deposit the Subscriber’s Contribution into a separate bank account (the “Subscribers’ Exploration Account”) established by the Company for the purpose of financing the Exploration Program.

3.      Documents Required

The Subscriber must complete, sign and deliver to the Company an executed copy of this Agreement together with the following Schedules to this Agreement:

(a)

Schedule I, a Confirmation of Relationship, if the Subscriber is not an accredited investor but is a director, senior officer or control person of the Company or a close personal friend, close business associate, spouse, parent, grandparent, sibling or child of a director, senior officer or control person of the Company resident in British Columbia or Alberta;

(b)	Schedule II, a British Columbia or Alberta Accredited Investor Confirmation, if the Subscriber is an accredited investor resident in British Columbia or Alberta; and

(c)	Schedule III, an Ontario Accredited Investor Confirmation, if the Subscriber is an accredited investor resident in Ontario.

The Subscriber shall complete, sign and deliver to the Company as soon as possible such further documents, questionnaires, notices and undertakings as may be required by regulatory authorities, stock exchanges and applicable law.

4.      Closing

Delivery and payment for the Shares (the “Closing”) will be completed at the offices of:

Kirkland Lake Gold Inc.
Suite 300, 570 Granville Street
Vancouver, British Columbia

at 10:00 a.m. (Vancouver time) on the second business day (the “Closing Date”) after the later of that day on which the Exchange has given its approval to the Private Placement and the Company has received sufficient subscriptions to complete the first tranche of the Private Placement.

On the Closing Date, certificates representing the Shares will be sent to the Subscriber against payment to the Company of the total Subscription Price in Canadian funds for the Shares.

5.      Additional Investors May Participate in Exploration Program

The Subscriber acknowledges that the Company may enter into agreements similar to this Agreement with other persons. Such agreements will be made and dated for reference the same date as this Agreement. Any funds paid to the Company pursuant to the terms of such agreements will also be deposited in the Subscribers’ Exploration Account. Should the Company intend to issue additional ‘flow-through’ common shares pursuant to other private placements or public offerings, any subscription funds received from such private placements or public offerings will be deposited into bank accounts (each an “Additional Exploration Account”) separate from the Subscribers’ Exploration Account and will not be commingled with the funds comprising the Subscribers’ Exploration Account, it being the intention of the parties that an Additional Exploration Account be established for each such private placement or public offering. The Company will expend each Additional Exploration Account in the order of:

(a)	the reference dates of the subscription agreements entered into for any such private placements; and

(b)	the date of closing any such public offerings,

such that the subscription funds from the oldest ‘flow-through’ financing will always be spent first and renunciations made in respect of such expenditures before any renunciations are made in respect of any exploration expenditures that are financed from subsequent ‘flow-through’ financings.

6.      Application of Subscribers’ Exploration Account

Subject to the Company’s right to revise the Exploration Program as provided for in this Agreement, the Company will apply the Subscriber’s Contribution:

(a)	exclusively for the purpose of funding the Exploration Program; and

(b)	only to incur expenditures (“Exploration Expenditures”) which qualify for renunciation to Subscribers as CEE and Flow-Through Mining Expenditures (as defined below).

For the purposes of this Agreement:

(a)

“CEE” means expenses which qualify as Canadian Exploration Expense within the meaning of paragraph (f) of the definition of Canadian Exploration Expense in sub- section 66.1(6) of the Income Tax Act of Canada (the “ITA”), other than expenses which constitute

	(i)	Canadian Exploration and Development Overhead Expense (“CEDOE”) as prescribed for the purposes of paragraph 66(12.6)(b) of the ITA, or

	(ii)	Seismic Data Expenses (“SDE”) as prescribed for the purposes of paragraph 66(12.6)(b.1) of the ITA; and

(b)	“Flow-Through Mining Expenditures” means CEE which qualifies for the credit under sub-section 127(9) of the ITA.

7.      Accrued Interest on Subscriber’s Exploration Account

The Subscriber acknowledges that any interest accruing on funds in the Subscribers’ Exploration Account accrues to the sole benefit of the Company and may be applied by the Company for general corporate purposes.

8.      Schedule for Incurring Exploration Expenditures

The Company will incur Exploration Expenditures and expend the Subscriber’s Contribution between the Closing Date and December 31, 2006.

9.      Company to Renounce Exploration Expenditures in Favour of Subscriber

The Company will renounce Exploration Expenditures equal to the Subscriber’s Contribution in favour of the Subscriber, in accordance with the provisions of subsections 66(12.6) and 66(12.66) of the ITA, on or before March 16, 2006 with effect as of December 31, 2005. If the Company does not renounce to the Subscriber Exploration Expenditures equal to the Subscriber’s Contribution effective on or before December 31, 2005, the Company shall indemnify the Subscriber as to, and pay in settlement thereof to the Subscriber, an amount equal to the amount of any tax payable or that may become payable under the ITA (and under any corresponding provincial legislation) by the Subscriber as a consequence of such failure. The sole recourse of the Subscriber for such failure to renounce shall be such indemnification and payment.

The Company will not reduce the amount to be renounced hereunder to the Subscriber pursuant to subsection 66(12.6) of the ITA and, if the Minister of National Revenue reduces the amount so renounced pursuant to subsection 66(12.73) of the ITA, and as the sole recourse to the Subscriber for such reduction, the Company shall indemnify the Subscriber as to, and pay in settlement thereof to the Subscriber, an amount equal to the amount of any tax payable or that may become payable under the ITA (and under any corresponding provincial legislation) by the Subscriber as a consequence of such reduction. The sole recourse of the Subscriber for such reduction shall be such indemnification and payment.

10.     Company to File Prescribed Form in Respect of Renunciations

The Company will file, in respect of each renunciation made pursuant to this Agreement, before March 16, 2006, such information returns in the prescribed form with the Minister of National Revenue as are prescribed by subsection 66(12.7) of the ITA. Copies of such information returns will concurrently be sent to the Subscriber and the Subscriber is thereby authorized to file such information returns with the Canada Revenue Agency and other taxation authorities in respect of its own income tax filings.

11.     Company to File Copy of Agreement with Canada Revenue Agency

The Company will file, together with a copy of this Agreement, the prescribed form referred to in subsection 66(12.68) of the ITA with the Minister of National Revenue on or before the last day of the month following the Closing Date.

12.     Company Not to Claim a Deduction in Respect of the Exploration Expenditures

The Company acknowledges that it has no right to claim any deduction for CEE or depletion of any sort in respect of the Exploration Expenditures and covenants not to claim any such deduction when preparing its tax returns from time to time.

13.     Company to Account to Subscriber

The Company will maintain proper accounting books and records relating to the Exploration Expenditures. On the completion of the Exploration Program, the Company will account to the Subscriber in respect of the application of the Subscriber’s Contribution.

14.     Acknowledgements of Subscriber

The Subscriber acknowledges that:

(a)

the Subscriber’s decision to execute this Agreement and acquire the Shares has not been based on any oral or written representation made by or on behalf of the Company or any consultant (a “Consultant”) who might have introduced the Subscriber to the Company and the Company has not provided any offering memorandum, prospectus, disclosure statement or registration statement to the Subscriber but such decision is based entirely upon the Subscriber’s review of information which has been filed by the Company with the various Canadian securities commissions under applicable securities legislation and the Exchange (the “Public Record”), including the Company’s most recent audited annual and unaudited interim financial statements (collectively the “Financial Statements”), and the Subscriber’s knowledge of the Company’s affairs, and the Subscriber has had the opportunity to ask questions of the Company and its advisors regarding the Company and its business and financial condition and, as a result of all of the foregoing, the Subscriber believes that it has received all the information which it considers necessary for deciding whether to invest in the Shares;

(b)

although the Consultant may have introduced the Subscriber to the Company, the Subscriber and the Company acknowledge and agree with, and for the benefit of, the Consultant (such acknowledgements and agreements to survive the Closing) that:

(i)

the Consultant and its directors, officers, employees, agents and representatives have no responsibility or liability of any nature whatsoever for the accuracy or adequacy of the information contained in this Agreement, the Public Record or any other publicly available information concerning the Company or as to whether all information concerning the Company required to be disclosed by it has generally been disclosed;

	(ii)	the Consultant has not engaged in any independent investigation or verification with respect to this subscription or any such information; and

	(iii)	the Subscriber hereby releases the Consultant from any claims that may arise in respect of this Agreement, except those arising from the Consultant’s wilful act or negligence;

(c)

the Company is entitled to rely on the statements and answers of the Subscriber contained in this Agreement and in the Schedules to this Agreement and the Subscriber will hold the Company and the Consultant harmless from any loss or damage they may suffer as a result of the Subscriber’s failure to correctly complete this Agreement and such Schedules;

(d)

it has (or others for whom it is contracting hereunder have) been advised to consult their own legal advisers with respect to applicable resale restrictions and it is (or others for whom it is contracting hereunder are) solely responsible (and neither the Company nor the the Consultant is in any way responsible) for compliance with applicable resale restrictions;

(e)	this Agreement is not enforceable by the Subscriber unless it has been accepted by the Company, it has been entered into by the Subscriber for valuable consideration and may not be revoked or withdrawn by the Subscriber and it is not assignable by the Subscriber without the written consent of the Company which consent may be unreasonably withheld;

(f)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(g)	there is no government or other insurance covering the Securities;

(h)	there are risks associated with the purchase of the Securities;

(i)

there are restrictions on the Subscriber’s ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Securities;

(j)

the Shares are being offered for sale only on a ‘private placement’ basis and the Company has advised the Subscriber that the Company is relying on exemptions (and such sales are conditional upon the existence of such exemptions or the receipt of such orders, consents and approvals as are necessary to make such sales exempt) from the requirements to provide the Subscriber with a prospectus or offering memorandum and to sell securities through a person registered to sell securities under the Securities Act (British Columbia), Securities Act (Alberta) and Securities Act (Ontario) (together with the respective rules, policies, instruments and orders thereunder, the “BC Act”, “Alberta Act” and “Ontario Act”, respectively), as the case may be, and, as a consequence of acquiring securities pursuant to these exemptions,

(i) certain protections, rights and remedies provided by such securities legislation, including statutory rights of rescission or damages, will not be available to the Subscriber,

(ii) information that would otherwise be provided to the Subscriber under such securities legislation will not be provided to it, and

(iii) the Company is relieved from various obligations under such securities legislation that would otherwise apply to it;

(k)

pursuant to the Resale Instrument, the Securities will be subject to restrictions on transfer for a period of four months and a concurrent period of four months pursuant to the policies of the Exchange, in both cases from the Closing Date and thereafter the Securities may be subject to notice or other requirements under applicable securities legislation upon disposition; and

(l)

pending the approval of the Private Placement by all securities regulatory authorities having jurisdiction and the Closing, the Subscription Funds may be used by the Company for its corporate purposes. Any interest income from the Subscription Funds shall be for the account of the Company regardless of whether the Private Placement is approved by such regulatory authorities. Should such regulatory authorities not approve the Private Placement the Subscription Funds shall be repaid to the Subscriber on demand without interest or deduction.

15.     Representations, Warranties and Covenants of the Subscriber

The Subscriber hereby represents, warrants and covenants to the Company (which representations, warranties and covenants shall survive Closing) that:

(a)

if the Subscriber is purchasing the Shares as principal for its own account, the Subscriber is purchasing them for investment only and not for the benefit of any other person or for resale, distribution or other disposition of the Securities and is resident in:

British Columbia Subscribers

British Columbia and is

	(i)	purchasing a sufficient number of such securities that the aggregate acquisition cost is not less than CDN$ 150,000;

(ii)

a senior officer, director or employee of the Company or an affiliate of the Company, and has not been induced to purchase such securities by expectation of employment or continued employment, or an issuer all of the voting securities of which are owned by one or more of such persons;

	(iii)	a director, senior officer or control person of the Company, or of an affiliate of the Company;

	(iv)	a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Company, or of an affiliate of the Company;

	(v)	a close personal friend of a director, senior officer or control person of the Company, or of an affiliate of the Company;

	(vi)	a close business associate of a director, senior officer or control person of the Company, or of an affiliate of the Company;

	(vii)	a person or corporation that is wholly-owned by any combination of persons or corporations described in paragraphs (iii) to (vi); or

(viii)	an accredited investor under the BC Act.

-or-

Alberta Subscribers

Alberta and is

(ix)	purchasing a sufficient number of such securities that the aggregate acquisition cost is not less than CDN$ 150,000;

(x)

is an employee of the Company or an affiliate of the Company, and has not been directly or indirectly required by the employer to purchase such securities or the Subscriber is a senior officer or director of the Company or an affiliate of the Company;

(xi)	a director, senior officer or control person of the Company, or of an affiliate of the Company;

(xii)	a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Company, or of an affiliate of the Company;

(xiii)	a close personal friend of a director, senior officer or control person of the Company, or of an affiliate of the Company;

(xiv)	a close business associate of a director, senior officer or control person of the Company, or of an affiliate of the Company;

(xv)	a person or corporation that is wholly-owned by any combination of persons or corporations described in paragraphs (xi) to (xiv); or

(xvi)	an accredited investor under the Alberta Act.

-or-

Ontario Subscribers

(xvii)	Ontario and is an accredited investor under the Ontario Act.

(b)

if the Subscriber is not purchasing the Shares for its own account but for one or more accounts that are fully managed by it, the Subscriber is duly authorized to enter into this Agreement and complete the transactions contemplated hereby and is:

(i)

a trust company or an insurance company which has received a business authorization under the Financial Institutions Act (British Columbia) or is authorized under the laws of another province of Canada to carry on such business in such other province and the Subscriber is purchasing such securities as an agent or trustee for accounts that are fully managed by it; or

(ii)

an adviser managing the investment portfolios of clients through discretionary authority granted by one or more clients, and is either (1) registered as such an adviser under the BC Act, Alberta Act or the laws of another province of Canada or is exempt from such registration, or (2) in a jurisdiction other than Canada and, in either (1) or (2), is purchasing securities as an agent for accounts that are fully managed by it; and

(iii)	resident in British Columbia or Alberta and the aggregate acquisition cost for such securities is not less than CDN$ 150,000; or

(iv)	resident in British Columbia, Alberta or Ontario and is an ‘accredited investor’ under the BC Act, Alberta Act or Ontario Act, respectively; or

(v)	resident outside of Canada;

(c)

if the Subscriber is not purchasing the Shares for its own account or one or more accounts that are fully managed by it but is purchasing them on behalf of certain principals for which it is acting as agent, it is duly authorized to enter into this Agreement and complete the transactions contemplated hereby and each such principal:

	(i)	is disclosed on the execution page at the beginning of this Subscription Agreement;

	(ii)	is purchasing as principal for its own account as an investment and not for the benefit of any other person or with a view to the resale, distribution or other disposition of the Securities; and

	(iii)	satisfies the conditions set out in paragraph (a), as applicable,

and the Subscriber acknowledges that the Company is required by law to disclose to certain regulatory authorities the identity of each such principal for whom it is acting and consents to such disclosure;

(d)

if the Subscriber is not an individual or a corporation and is purchasing pursuant to sub-paragraph (a)(i) or (a)(ix), each member of the partnership, syndicate or other unincorporated organization which is the beneficial purchaser, or each beneficiary of the trust which is the beneficial purchaser, as the case may be, is an individual who has an aggregate acquisition cost for the Shares of at least CDN$ 150,000 if resident in British Columbia or Alberta;

(e)

the Subscriber is not acquiring the Shares as a result of any information about the material affairs of the Company that is not generally known to the public except knowledge of this particular transaction but is acquiring the Shares based on its review of the Public Record and the representations contained in this Agreement;

(f)

pursuant to the Resale Instrument and the policies of the Exchange the Subscriber will not transfer the Securities for a period of four months from the Closing Date except in compliance with the Resale Instrument and the policies of the Exchange and will comply with such notice and other requirements under applicable securities legislation upon disposition;

(g)

neither the Subscriber nor any party on whose behalf it is acting has been created, established, formed or incorporated solely, or is used primarily, to acquire securities or to permit the purchase of the Shares without a prospectus in reliance on an exemption from the prospectus requirements of applicable securities legislation;

(h)	the Subscriber and any beneficial purchaser for whom it is acting are resident in the jurisdiction set out on the first page of this Agreement;

(i)

the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(j)

the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution of this Agreement on behalf of the Subscriber;

(k)	the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

(l)	this subscription by the Subscriber has not been induced by any representations or warranties by any person whatsoever with regard to the future value of the Securities;

(m)	to the best of its knowledge, none of the funds the Subscriber is using to purchase the Shares

(i)	have been or will be derived from or related to any activity that is prohibited by, or deemed criminal under, the laws of Canada, United States of America, or any other jurisdiction, or

(ii)	are being tendered on behalf of a person or entity who has not been identified to the Subscriber; and

(n)

the Subscriber is an investor in securities of corporations in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and it has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the Shares.

The foregoing representations, warranties and covenants are made by the Subscriber with the intent that they be relied upon by the Company in determining the Subscriber’s suitability as a purchaser of the Shares and are true and correct as of the date of this Agreement and the Closing Date. The Subscriber hereby agrees to indemnify the Company and its directors, officers, employees, advisors, affiliates, shareholders, partners and agents from and against all losses, claims, costs, expenses and damages or liabilities whatsoever including, but not limited to, any fees, costs and expenses reasonably incurred in investigating, preparing or defending against any litigation, administrative proceeding or investigation commenced or threatened or any claim arising out of or based upon a breach of any such representations, warranties and covenants which it may suffer or incur as a result thereof. The Subscriber undertakes to immediately notify the Company of any change in any representation, warranty or other information relating to the Subscriber set forth herein which occurs before the Closing Date.

16.     Representations and Warranties of the Company

The Company represents and warrants to the Subscriber that, as of the date of this Agreement and at the Closing:

(a)

the Company and its subsidiaries, if any, are valid and subsisting corporations duly incorporated, continued or amalgamated and in good standing under the laws of the jurisdictions in which they are incorporated, continued or amalgamated with respect to all acts necessary to maintain their corporate existence;

(b)

the Company is the beneficial owner of the properties, business and assets or the interests in the properties, business and assets referred to in the Public Record, except as disclosed in the Public Record all agreements by which the Company holds an interest in a property, business or asset are in good standing according to their terms, and there has not been any breach of the applicable laws of the jurisdictions in which such properties, business and assets are situated which would have a material adverse effect on such properties, business and assets;

(c)

the Public Record and the representations contained in this Agreement are accurate in all material respects and omit no fact, the omission of which would make such representation misleading in light of the circumstances in which such representation was made;

(d)

the Financial Statements accurately reflect the financial position of the Company as at the date thereof and have been properly prepared in accordance with Canadian Generally Accepted Accounting Principles (GAAP);

(e)

no adverse material changes in the financial position of the Company have taken place since the date of the latest balance sheet contained in the Financial Statements, except as has been publicly disclosed;

(f)

the Company has properly prepared and filed all tax returns and all taxes payable have been paid except where the Company is contesting in good faith any re- assessments of its taxes payable thereunder;

(g)

except as disclosed in the Public Record and for options granted in the ordinary course under the Company’s stock option plan, there are no outstanding options, warrants or other securities exercisable to purchase or convertible or exchangeable into common shares of the Company;

(h)	the Company has complied and will comply with all applicable corporate and securities laws and regulations in connection with the offer, sale and issuance of the Shares;

(i)

the issuance and sale of the Shares by the Company does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of its constating documents or any agreement or instrument to which the Company is a party;

(j)

this Agreement has been duly authorized by all necessary corporate action on the part of the Company and, subject to acceptance by the Company, constitutes a valid obligation of the Company legally binding upon it and enforceable in accordance with its terms;

(k)

the issuance of the Securities, at the time of their issue, will have been approved by all requisite corporate action and any shares comprising part of the Securities, upon issue and delivery, will be validly issued as fully paid and non-assessable;

(l)

the Company and its subsidiaries, if any, are duly registered or licensed to carry on business in the jurisdictions in which they are required to be so registered or licensed to carry on business or own property or assets and are carrying on their business and own their property and assets in accordance with all applicable laws, regulations and other requirements, including environmental laws, regulations and requirements, and has not received any notice of a breach thereof which would have a material adverse effect on the Company, its subsidiaries or their business except where it is in good faith attempting to remedy such breach or contesting such notice;

(m)

neither the Company nor any of its subsidiaries, if any, is a party to any actions, suits or proceedings which could materially affect its business or financial condition, and, as at the date hereof, no such actions, suits or proceedings have been threatened or, to the best of the Company’s knowledge, are pending, except as disclosed in the Public Record;

(n)

no order ceasing or suspending trading in the Securities nor prohibiting sale of the Securities has been issued to and is outstanding against the Company or its directors, officers or promoters and to the best of the Company’s knowledge no investigations or proceedings for such purposes are pending or threatened; and

(o)

the Company is a reporting issuer under the BC Act, Alberta Act and Ontario Act, its common shares are listed for trading on the Exchange and there shall not be any consents, approvals, authorizations, orders or agreements of any stock exchanges, securities commissions or similar authorities in Canada, governmental agencies or regulators, courts or any other persons which may be required for the issuance of the Securities and the delivery of certificates representing the Securities to the Subscriber, not obtained and not in effect on the date of delivery of such certificates.

(p)	it is, and at all material times will remain, a ‘principal-business corporation’ within the meaning prescribed by sub-section 66(15) of the ITA; and

(q)

the Shares will qualify as ‘flow-through shares’ as described in sub-section 66(15) of the ITA and in particular will not be ‘prescribed shares’ for the purposes of section 6202.1 of the regulation to the ITA.

17.     Legending of Securities

The Subscriber hereby acknowledges that legends will be placed upon the certificates representing the Securities to the effect that the securities represented thereby are subject to hold or restricted resale periods and may not be traded until the expiry thereof except as permitted under the Resale Instrument, the policies of the Exchange and any other applicable securities legislation, rules or policies.

18.     Costs

The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the acquisition of the Securities shall be borne by the Subscriber.

19.     Governing Law

This Agreement is governed by the laws of the province of British Columbia and the federal laws of Canada applicable herein. The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorn to the jurisdiction of the courts of the province of British Columbia.

20.     Personal Information

The Subscriber (on its own behalf and, if applicable, on behalf of any person for whose benefit the Subscriber is subscribing) acknowledges and consents to the Company:

(a)	collecting the Subscriber’s (and that of any person for whose benefit the Subscriber is subscribing) personal information for the purposes of completing the Subscriber’s subscription;

(b)	retaining the personal information for as long as permitted or required by applicable law or business practices; and

(c)

providing to various governmental and regulatory authorities, as may be required by applicable securities laws, stock exchange rules, and the rules of the Investment Dealers Association, or to give effect to this agreement any personal information provided by the Subscriber.

The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgments set out in this paragraph on behalf of all persons for whose benefit the Subscriber is subscribing.

21.     Survival

This Agreement including, without limitation, the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties for a period of one year after the Closing Date notwithstanding the completion of the purchase of the Shares by the Subscriber and any subsequent disposition by the Subscriber of the Securities.

22.     Assignment

This Agreement is not transferable or assignable.

23.     Execution

The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Agreement and acceptance by the Company of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms hereof.

24.     Severability

The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

25.     Entire Agreement

Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute, by common law, by the Company, by the Subscriber, or by any third party.

26.     Amendment

No amendment of the provisions of this Agreement shall be effective unless in writing and signed by all of the parties hereto.

27.     Notice

Unless otherwise provided herein, any notice or other communication to a party under this Agreement may be made, given or served by registered mail, postage pre-paid, by telecopy or by delivery to the parties at the addresses as set out in this Agreement. Any notice or other communication:

(a)	mailed shall be deemed to have been received on the fifth business day following its mailing;

(b)	telecopied shall be deemed to have been received on the business day following the date of transmission; and

(c)	delivered shall be deemed to have been received on the date of delivery.

In the event of a postal strike or delay affecting mail delivery, the date of receipt of any notice by mail is deemed to be extended by the length of such strike or delay. Each party may change its address for service at any time by providing notice in writing of such change to the other party.

28.     Securities Regulatory Approval

This Agreement shall be subject to the approval of all securities regulatory authorities having jurisdiction.

29.     No Dissemination of Confidential Information

The Company is entitled to hold confidential all exploration information relating to any program on which any portion of the Subscriber’s Contribution is expended pursuant to this Agreement and it is not obligated to make such information available to the Subscriber except in the manner and at such time as it makes any such information available to its shareholders or to the public pursuant to the rules and policies of any stock exchange or laws, regulations or policies of any province.

30.     Subscriber Does Not Acquire any Interest in the Properties

The Subscriber shall not, as a result of the Company incurring any Exploration Expenditures associated with the Exploration Program or by reason of this Agreement, acquire any interest in or to the Properties.

31.     Revision of Exploration Program

While it is the present intention of the Company to undertake the Exploration Program, it is the nature of natural resource exploration that data and information acquired during the conduct of an exploration program may alter the initially proposed program of exploration and the Company expressly reserves the right to alter the Exploration Program on the advice of its technical staff or consultants and further reserves the right to substitute other exploration programs on which to expend part of the Subscriber’s Contribution, provided such programs entail the incurrence of Exploration Expenditures.

32.     Force Majeure

If the Company is prevented or delayed from performing any of its obligations hereunder or from incurring Exploration Expenditures on behalf of the Subscriber or in carrying out any programs contemplated hereby by reason of any act of God, strike, labour dispute, lockout, threat of imminent strike, fire, flood, interruption or delay in transportation, war, insurrection or mob violence requirements or regulation of government or statute, unavoidable casualties, shortage of labour, equipment or materials, plant breakdown or failure of operating equipment or any disabling cause without regard to the foregoing enumeration beyond its control or which cannot be overcome by the means normally employed in performance, then and in every such event, any such prevention or delay will not constitute a breach of this Agreement but, subject to the requirements of the ITA concerning renunciation of CEE to the subscribers of ‘flow-through’ shares, performance of any of the said obligations or requirements to incur Exploration Expenditures on behalf of the Subscriber or to perform any such program shall be suspended during such period of disability and the period of all such delays resulting from any such causes will be excluded in computing the time within which anything required to be permitted by the Company is to be done hereunder, it being understood that the time within which anything is to be done, or made pursuant hereto, will be extended by the total period of all such delays.